Exhibit 23(a)


                         CONSENT OF INDEPENDENT AUDITORS


   We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IMC Global Inc. 1994 Stock Option Plan for Non-Employee Directors of our report dated July 28, 1994, with respect to the consolidated financial statements and schedules of IMC Global Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1994, filed with the Securities and Exchange Commission.



   ERNST & YOUNG LLP

   Chicago, Illinois
   December 13, 1994
   Docket No. 1205